EXHIBIT 99.1

NATUS MEDICAL ANNOUNCES CHANGE IN AUDITORS

Potential independence issue prompts change

SAN CARLOS, Calif. (September 18, 2003) – Natus Medical Incorporated (Nasdaq NM: BABY) today announced that it is changing its independent auditors, replacing Deloitte & Touche LLP. The Company will appoint new independent auditors in the next few weeks.

The decision to change auditors was made by Natus to ensure the continued independence of its outside auditors and was approved by Natus’ board of directors on September 12, 2003 following a recommendation made by its audit committee. The decision to change auditors was not the result of any disagreement between the Company and Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure as more fully described in the Form 8-K Natus filed with the Securities and Exchange Commission this day.

Natus reached the decision as a consequence of its July 1, 2003 acquisition of privately held Neometrics Inc., a leading supplier of data systems used in state health departments for the collection and management of various newborn health screening data. Approximately two years prior to the acquisition, Neometrics agreed to act as a subcontractor to Deloitte Consulting on a consulting project with a state government agency. Deloitte Consulting subsequently submitted a bid to the government agency and in early September 2003 a contract was awarded to Deloitte Consulting to perform the work. Thus, Natus’ new Neometrics division might provide services to Deloitte Consulting. Deloitte & Touche agrees with Natus that if the Neometrics division initiates negotiation of a material subcontract with Deloitte Consulting, the independence of Deloitte & Touche could be impaired.

“Deloitte & Touche has served as our outside auditor for more than 10 years and we have appreciated their professionalism and competency,” stated Steven J. Murphy, Natus’ Vice President, Finance. “We believe this is the correct decision based on our current circumstances and we are excited about the opportunity to work with Deloitte Consulting on a major consulting project.”

Natus Medical Incorporated develops, manufactures and markets proprietary, easy-to-use medical products that assist in the detection, treatment, monitoring and tracking of common disorders in newborns. Headquartered in San Carlos, California, the Company has operations in New York, Oregon, the United Kingdom, and Japan.

Natus’ product lines include: ALGO® Newborn Hearing Screeners, MiniMuffs® Neonatal Noise Attenuators, the CO-Stat® End Tidal Breath Analyzer, neoBLUE™ LED Phototherapy device; Neometrics™ software products: MSDS™ Metabolic Screening Database System, CMS™ Case Management System, WebEBP™ Web Based Electronic Birth Page, VRS™ Voice Response

System, and the Neometrics diagnostic reagent products: Accuwell™ TSH ELISA and Accuwell T4 EIA. Natus markets and sells its products directly in the U.S., through its wholly owned subsidiaries in the U.K. and Japan, and through distributors in 25 other countries. Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions, and strategies of Natus. These forward looking statements include, but are not limited to, statements regarding our possible opportunity to provide consulting services to Deloitte Consulting in the context of a government agency contract or otherwise, as well as the possible future impact to Natus’ revenue or earnings from any such contract. These statements relate to future events or Natus’ future financial performance or results and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The results could differ materially due to a number of factors, including the demand (or absence of demand) for our products and services, particularly those of our new Neometrics division, our inexperience in connection with the provision, sale and distribution of Neometrics products and services, adverse changes in our relationship with Neometrics’ customers including state and other government agencies, integration of our efforts to sell Neometrics services and products with our efforts to sell our existing products, the failure of third party payors to provide adequate reimbursement for the use of Natus’ and Neometrics’ services and products, failure to obtain necessary regulatory clearances or approvals, and product liability and intellectual property disputes or litigation. Natus disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Natus, see Natus’ reports on Forms 10-Q and 10-K filed and to be filed with the Securities and Exchange Commission.

natus®; 70/40®; ALGO®; AABR®; ALGO 1e®; ALGO-1 Plus®; ALGO 2®; ALGO DataBook®; Dri-Prep®; Ear Couplers®; Jelly Button®; Flexicoupler™; Jelly Tab™; MiniMuffs®; CO-Stat®; and neoBLUE™; Neometrics™; Accuwell™; Accuscreen™; CEM™; CMS™; Neocoat™; MSDS™; VRS™; and WebEBP™ are Natus trademarks.

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